UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2008

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	4
Signature	5
Exhibit Index	6

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, shareholders of the Company approved the material terms of officer performance goals under the Company’s Management Incentive Plan (“MIP”).  MIP awards that are intended to be exempt from the deduction limitation of Internal Revenue Code Section 162(m) will be based on one or more performance objectives, as more fully described in the Company’s Proxy Statement filed on April 11, 2008. The Leadership Development and Compensation Committee of the Board of Directors selects the key associates eligible to participate in the MIP and establishes the performance objectives that pertain to each participant’s awards. The target and maximum bonus payout levels are determined as a percentage of the participant’s base salary. The Committee may provide for a threshold level of performance below which no compensation will be paid and a maximum level of performance above which no additional compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance. Potential payouts under the MIP for named executive officers range from $60,000 at threshold performance to $2,200,000 at maximum performance.  The maximum amount of performance-based compensation that may be paid to any participant in the MIP in any one fiscal year is 0.3% of the Company’s net income for such fiscal year. This limitation may not be increased without shareholder approval.

On May 27, 2008, the Company entered into a Separation Agreement and Release (the "Separation Agreement") with Robert P. DeRodes, Executive Vice President-Chief Information Officer, in exchange for non-competition, non-solicitation, non-disparagement, confidentiality and cooperation covenants in favor of the Company, and Mr. DeRodes' execution of a general release of claims against the Company. Mr. DeRodes has the right to terminate the Separation Agreement within seven days of May 27, 2008.

The Separation Agreement also provides that, in addition to the separation payments provided by the Employment Agreement between Mr. DeRodes and the Company effective February 25, 2002, as described in the Company's 2008 Proxy Statement, Mr. DeRodes will be entitled to receive the following payments, subject to his continued employment through January 2, 2009 (the "Termination Date"): (i) accelerated vesting on the Termination Date of 124,265 restricted shares of the Company's common stock that were originally scheduled to vest after January 2, 2009, (ii) 91.67% of any bonus earned under the Company's Fiscal 2008 MIP, based on achievement of applicable performance goals, and (iii) waiver of age 60 eligibility requirement to allow Mr. DeRodes to purchase coverage under the Company's retiree healthcare plan, contingent upon the insurer's agreement to provide said coverage.  These payments are contingent on Mr. DeRodes' execution of a second release of claims against the Company following the Termination Date and are subject to forfeiture for breach of the Separation Agreement.  A copy of the Separation Agreement is attached hereto as Exhibit 10.2.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description

10.1	Management Incentive Plan
10.2	Separation Agreement & Release Between the Company and Robert P. DeRodes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

	By:	/s/ Jonathan M. Gottsegen
		Name:	Jonathan M. Gottsegen
		Title:	Assistant Secretary and
Senior Counsel—Corporate
and Securities

Date: May 28, 2008

EXHIBIT INDEX

Exhibit	Description

10.1	Management Incentive Plan
10.2	Separation Agreement & Release Between the Company and Robert P. DeRodes